Exhibit 10.26
ABCS (2004) 1001

Loan Agreement

Agricultural Bank of China

Loan Agreement

Contract No.:11101200800000887

Borrower (full name):                                           Duoyuan Digital Press Technology Industries (China) Co. Ltd.
Lender (full name):                                               Agricultural Bank of China, Beijing Chongwen District Branch

After discussion, both parties agree to enter into this Agreement in accordance with the applicable national laws and regulations.

Article 1                                Loan

1.	Type of Loan: Short term current capital

2.	Usage: Purchase of raw materials

3.	Currency and amount (capitalized): RMB 20,000,000

4.	Term of Loan

(1)	Refer to the table below for term of loan

Date of Drawdown				Due Date for Repayment
Year	Month	Day	Amount	Year	Month	Day	Amount
2008	7	25	RMB 20,000,000	2009	7	24	RMB 20,000,000

(Any exhibits attached due to lack of space above should form part of this Agreement.)

(2)
If the loan amount, date of drawdown, and/or the due date for repayment recorded in this Agreement are inconsistent with that recorded in the [proof of loan], the [proof of loan] shall prevail. The [proof of loan] shall be treated as part of this Agreement, and shall have the same legal effect as this Agreement.

(3)	Where the loan is denominated in a foreign currency, the borrower shall duly repay the principal and interest of this loan with the denominated foreign currency.

5.	Interest Rate

The applicable interest rate for RMB loan should be determined according to the Paragraph (2):

(1)	Floating Rate

The applicable interest rate is   /   %   /   (higher/lower) than the base rate, and the annual interest rate shall be   /  %. The base rate for loans with terms less than 5 years (including 5-year loans) shall be the benchmark rate published by the People’s Bank of China (“PBOC”) in the applicable period; the base rate for loans with terms longer than 5 years shall be the benchmark rate published by the PBOC plus   /   (capitalized) percentage points.

The interest rate adjustment cycle shall be every ____ (capitalized) months. In the event that the PBOC adjusts the benchmark rate for RMB loans, the Lender shall determine the new applicable interest rate on the basis of the adjusted benchmark rate for loans with corresponding terms and the above-mentioned calculation method starting from the loan corresponding date of the first month in the following cycle without further notice to the Borrower. If the benchmark rate is adjusted on the same date as the loan drawdown date or the loan corresponding date of the first month in the following cycle, the new applicable interest rate shall be adopted starting from the date on which the benchmark rate is adjusted. Should there be no loan corresponding date, the last date of such month shall be regarded as the loan corresponding date.

(2)	Fixed Rate

The applicable interest rate shall be 10% higher (higher/lower) than the benchmark rate, and the annual interest rate shall be 8.217% till the due date for repayment. The base rate for loans with terms less than 5 years (including 5-year loans) shall be the PBOC in the applicable period; the base rate for loans with terms longer than 5 years shall be the benchmark rate published by the PBOC plus   /   (capitalized) percentage points.

Where the loan is denominated in a foreign currency, the applicable interest rate shall be determined according to Paragraph /_ below:

(1)
The interest rate comprised of   /   (capitalized) months’   /   (LIBOR/HIBOR) +   /   % spread, floating every   /   (capitalized) months. LIBOR/HIBOR shall refer to the London/HK interbank offered rates published by Reuters two business days prior to the value date.

(2)	The annual interest rate shall be / % till the due date for repayment.

(3)	Other method / .

6.	Interest Settlement

The interest on the loan under this Agreement shall be settled on a Quarterly (Monthly/Quarterly) basis. The expiry date for interest shall be the 20th day of the last month of every quarter. The Borrower must pay the interest on the expiry date. If the last repayment date of the principal of the loan is not on the same day as the expiry date for interest, the outstanding interest shall be paid up with the principal (daily interest rate = monthly interest rate / 30).

Article 2	If the following requirements are not fulfilled, the Lender has the right to not provide the loan under this Agreement:

1.	The Borrower shall have set up a basic account with the Lender.

2.	The Borrower shall have provided the relevant documents and materials, and shall have complied with the relevant procedures in accordance with the Lender’s requirements.

3.
Where the loan is denominated in a foreign currency, the Borrower shall have complied with the relevant approval, registration, and other legal procedures related to the loan in accordance with the applicable legal procedures.

4.
Should there be any security in the form of a mortgage or pledge for the loan under this Agreement, the relevant registration and/or legal procedures such as insurance shall have been complied with pursuant to the Lender’s requirements, and such security and insurance shall remain valid for the term of this loan. Should there be any security in the form of a guarantee for the loan under this Agreement, the Guarantee Agreement shall have been executed and has become effective.

Article 3	Rights and Obligations of the Lender

1.
The Lender has the right to understand circumstances related to the Borrower’s production operations, financial activities, inventory levels, and usage of the loan proceeds, and to require the Borrower to submit relevant documents, materials, and information, such as financial statements etc., on a periodic basis.

2.
Upon the occurrence of adverse actions or situations on the part of the Borrower that is material enough to affect the safety of the loan, including, without limitation, the actions and situations listed under 7, 8, and 10 of Article 4, the Lender may suspend drawdown of the loan or recall loan amount drawn down earlier.

3.
The Lender may withhold and collect from any of the Borrower’s accounts directly when retrieving or retrieving in advance loan principal, interest, default interest, compound interest, and other expenses payable by the Borrower pursuant to this Agreement.

4.
Where the amount repaid by the Borrower is not sufficient to pay off the amount payable under this Agreement, the Lender may choose to use such amount to repay any of the principal, interest, default interest, compound interest, or expense(s).

5.	If the Borrower fails to perform its obligation of repayment, the Lender may make public disclosure of such breach of contract by the Borrower.

6.	The Lender shall issue the loan amount to the Borrower in full as scheduled pursuant to this Agreement.

Article 4	Rights and Obligations of the Borrower

1.	The Borrower is entitled to acquire and use the loan amount pursuant to this Agreement.

2.	The Borrower may process transaction settlement and deposits related to the Loan under this Agreement via the account provided under Article 2.

3.	Where the loan is denominated in a foreign currency, the Borrower shall handle with relevant approval, registration, and other legal procedures related with the loan pursuant to relevant regulations.

4.
The Borrower shall repay the principal and interest as scheduled. If an extension for repayment is required, the Borrower shall put forth an application in writing to the Lender 15 days prior to the due date for repayment, and shall enter into a separate Extension of Loan Repayment Agreement upon the approval of the Lender.

5.	The Borrower shall use the Loan for the purposes provided in this Agreement. Unwarranted misappropriation or diversion is prohibited.

6.
The Borrower shall provide the Lender with authentic, complete and valid financial statements and other relevant materials and information, and cooperate with the Lender in inspecting the Borrower’s production & operation, financial activities, materials & inventory, and the use of the loan actively.

7.
The Borrower is not allowed to engage in sub-contracting, lease, transformation into stock company, joint-operation, merger, acquisition, separation, joint-venture, assets transfer, application for suspension of business rectification, application for dissolution, application for bankruptcy, and other behaviors that may cause the debtor-creditor relationship under this Agreement to change or that may affect the realization of the Lender’s creditor’s rights under this Agreement unless and until the Borrower notifies the Lender in writing, obtains approval from the Lender in advance, and makes arrangements for the assumption of such loan repayment responsibilities or makes early repayment of such loan.

8.
The Borrower shall notify the Lender in writing upon occurrence of any other situations that may adversely affect the Borrower’s performance of its repayment obligation under this Agreement other than the behaviors provided hereinabove, such as suspension of production, recession of business, cancellation of registration, revocation of its business license, its legal representative or executive officers engaging in illegal activities, being involved in major litigation or arbitration, going through serious difficulties in production and operation, deterioration of financial status, etc., and shall adopt measures approved by the Lender to protect its creditor’s rights.

9.
The Borrower shall notify the Lender in writing and obtain approval from the Lender in advance if it provides guaranty for other person’s debt or uses it main assets for mortgage or pledge at any third party, which may affect its ability to repay the loan under this Agreement.

10.	The Borrower and its investors are prohibited from taking out capital surreptitiously or transferring assets or shares without due authorization to evade its debts to the Lender.

11.	The Borrower shall notify the Lender in writing in a timely manner if there is any change in its name, legal representative, domicile, business scope, etc.

12.
The Borrower shall provide other guarantees approved by the Lender in a timely manner if the Guarantor of the Loan under this Agreement is in the following situations, such as suspension of production, recession of business, cancelation of registration, its business license being revoked, bankruptcy, and suffering operating losses, resulting in the loss of all or part of its ability to provide guaranty for the Loan; or if impairment occurs in the value of the mortgage, pledge, pledge rights for the Loan under this Agreement.

13.
The Borrower shall bear all expenses for attorney service, insurance, transportation, assessment, registration, custody, appraisal, notarization that are related to this Agreement and the guarantee hereunder.

Article 5            Repayment in advance

The Borrower shall obtain approval from the Lender if it intends to make repayment in advance. Upon approval of the Lender, interest shall be charged on the amount of early repayment according to the 2nd method below:

1.	According to the loan terms and applicable interest rate provided in this agreement;

2.	According to the actual loan term and an interest rate 0% higher than the applicable interest rate provided in this agreement.

Article 6            Liability for breach of contract

1.
If the Lender fails to issue the loan to the Borrower in full as scheduled pursuant to this Agreement, as a result of which the Borrower suffers a loss, the Lender shall pay a penalty to the Borrower according to the amount involved in the breach of contract and the number of days delayed. The calculation method for such penalty shall be the same as that for the penalty interest on overdue loan in the same period.

2.
If Borrower fails to repay the principal within the term provided in this agreement, the Lender shall charge a penalty interest  FIFTY  (capitalized) percent higher than the applicable interest rate provided in this Agreement on the overdue loan starting from the first date the loan becomes overdue until the principal and interests are repaid in full. For RMB loans, if the loan benchmark interest rate published by the PBOC in the same period is increased during the overdue period, the penalty interest rate shall be increased accordingly from the date of such adjustment.

3.
If the Borrower fails to use the loan for the purposes provided in this Agreement, the Lender shall charge a penalty interest of ONE HUNDRED  (capitalized) percent higher than the applicable interest rate provided in this Agreement on the part of loan that is misused starting from the occurrence of such misuse until the principal and interests are repaid in full. For RMB loans, if the loan benchmark interest rate published by the PBOC in the same period is increased during the overdue period, the penalty interest rate shall be increased accordingly from the date of such adjustment.

4.	The Lender shall charge compound interest on accrued interest payable pursuant to the relevant regulations of the PBOC.

The accrued interest payable shall include accrued interest payable which was incurred during the term of the loan (penalty interest for misuse shall be included) and accrued interest payable which was incurred after the loan is overdue (penalty interest for overdue and misuse shall be included). Compound interest shall be charged on the accrued interest payable which was incurred during the term of the loan according to the applicable interest rate provided in this Agreement during the loan term, and according to the overdue penalty interest rate starting from the due date for repayment. Compound interest shall be charged on the accrued interest payable which was incurred after the loan is overdue according to the overdue penalty interest rate starting from the due date for repayment.

5.
If the Borrower breaches its obligations under this Agreement, the Lender is entitled to require the Borrower to rectify such breach of contract within a specified period, to suspend the loan, to retrieve the loans that had been paid ahead of schedule, to announce the immediate expiry of other loan agreements between the Borrower and the Lender, or to take other measures to protect assets.

6.
If any of the Guarantor breaches its obligations under this Agreement, the Lender is entitled to suspend the loan, to recall the loans that had been paid ahead of schedule, or to take other measures to protect assets.

7.
If the Lender realizes its creditor’s rights through litigation or arbitration due to the Borrower’s breach of contract, the Borrower shall bear all attorney fee, travel expenses, and other expenses related with the realization of such creditor’s rights.

Article 7            Guarantee for the Loan

Mortgage is adopted as the method of guarantee for the loan under this Agreement, and the guarantee agreement shall be concluded separately. If the maximum amount allowed under the guarantee method is adopted, the serial number of the guarantee agreement shall be ____.

Article 8            Dispute Resolution

If any dispute arises during the performance of this Agreement, both parties may choose to resolve such dispute through consultation, or according to method  ____ below:

1.	Litigation. To be brought in the People’s Court under the jurisdiction where the Lender is domiciled.

2.	Arbitration. The dispute shall be submitted to / (the full name of the arbitration authority) for arbitration according to the applicable arbitration rules.

During the litigation or arbitration period, the terms which are not disputed shall continue to be performed.

Article 9            Miscellaneous

  /  .

Article 10         Effectuation of the Agreement

This Agreement shall become effective upon execution and affixing seals by the Borrower and the Lender.

Article 11         Copies of the Agreement

This Agreement is made in four original copies, with each party holding one copy, the Guarantor holding one copy, and the competent registration authority holding one copy, all of which shall have the same legal effect.

Article 12         Note

The Lender has highlighted to the Borrower that it should have a comprehensive and accurate understanding of the printed terms in this Agreement and has provided the necessary explanation where requested by the Borrower. Both parties have the same understanding as to this Agreement.

Borrower (Signature / Seal): Duoyuan Digital Press Technology Industries (China) Co. Ltd. Legal Representative or Authorized Agent	Lender (Signature / Seal): China Agriculture Bank, Beijing Chongwen Branch Responsible Person or Authorized Agent

Date: July 25,2008
Place: China Agriculture Bank, Beijing Chongwen Branch